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                                                            EX-99.8(g)(iv)

            FOURTH AMENDMENT TO TARGET FUNDS PARTICIPATION AGREEMENT
               (FOR PRODUCTS SOLD THROUGH W&R DISTRIBUTION SYSTEM)

      This Fourth Amendment (the "Amendment") is entered into this 1st day of March 2008, by and among Minnesota Life Insurance Company ("Company"), Waddell & Reed, Inc. ("W&R"), and W&R Target Funds, Inc.

      WHEREAS, Company and W&R are parties to the Agreement; and

      WHEREAS, the parties intended, at the effective date of the Agreement, for W&R Target Funds, Inc. to be a party to the Agreement, as evidenced by the W&R Target Funds, Inc. executing and performing obligations under the Agreement, as amended; and

      WHEREAS, Company wishes to amend Exhibit A of the Agreement;

      NOW, THEREFORE, the parties agree as follows:

            1. Exhibit B is deleted and replaced in its entirety by the Exhibit B attached to this Second Amendment.

      IN WITNESS WHEREOF, the parties have duly executed this Amendment as of the date first written above.

MINNESOTA LIFE INSURANCE COMPANY

_____________________________________________________
By:  Bruce P. Shay
Its: Senior Vice President

WADDELL & REED, INC.

_____________________________________________________
By:
     ________________________________________________
Its:
     ________________________________________________


W&R TARGET FUNDS, INC.

_____________________________________________________
By:
     ________________________________________________
Its:
     ________________________________________________

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                                    EXHIBIT B
                                  March 1, 2008
                             W&R Target Funds, Inc.

                      Funds Available to Variable Accounts

-     W&R Target Funds